UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2005 (June 28, 2005)

NATIONAL INTERSTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Interstate Drive

Richfield, Ohio 44286-9000

(Address of principal executive offices including Zip Code)

(330) 659-8900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 28, 2005 the Compensation Committee of the Board of Directors of National Interstate Corporation (the “Company”) approved, by unanimous written consent, the form of award agreements for Incentive Stock Options and Nonqualified Stock Options to certain key employees including executive officers. The shares are subject to the terms, conditions and restrictions set forth in the form of award agreements and the Company’s Long Term Incentive Plan (the “LTIP”).

The form of award agreements for both the Incentive Stock Option and Nonqualified Stock Option specify the terms of the agreement including, but not limited to, the number of options granted, strike price, vesting and the exercise of option right. The agreements provide that both the Incentive Stock Option and Nonqualified Stock Option have a term of ten years. Copies of the forms of the award agreements are attached as exhibits to this report and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Form of Award Agreement for Incentive Stock Option.

10.2	Form of Award Agreement for Nonqualified Stock Option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Gary N. Monda
Gary N. Monda
Vice President and Chief Financial Officer

Date: July 1, 2005